CONFORMED THROUGH TENTH AMENDMENT    Exhibit 10.13
AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is made and entered into as of December 28, 2012, by and between: PIPER SANDLER & CO., a Delaware corporation (“Borrower”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”); and has reference to the following facts and circumstances:
A.    Borrower and Lender executed the Loan Agreement (Broker-Dealer VRDN Facility) dated as of September 30, 2008, as subsequently amended (the “Original Agreement”).
B.    Borrower and Lender have agreed that the Original Agreement shall be amended, restated and replaced to provide for a revolving credit facility from Lender in the principal amount of up to $80,000,000.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender covenant and agree as follows:
1.Definitions. As used in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):
Advance shall mean each loan advance made hereunder by Lender to Borrower.
Applicable Margin shall have the meaning described in Exhibit C attached hereto.
Banking Day shall mean any day on which Lender is open for business at its principal offices in St. Louis, Missouri and Minneapolis, Minnesota.
Base Rate means, for any day, a rate per annum equal to (a) the greater of (i) zero and (ii) the Prime Rate for such day plus (b) the Applicable Margin.
Beneficial Ownership Certification means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
Beneficial Ownership Regulation means 31 C.F.R. § 1010.230.
BONYM shall mean The Bank of New York Mellon, formerly known as The Bank of New York, a New York banking corporation.
Borrowing Base shall mean the sum of the values of the Pledged Securities consisting of Eligible Securities on Borrower’s books as determined in accordance with generally accepted accounting principles, multiplied by the applicable percentage(s) described in Exhibit B attached hereto.
Collateral Pledge Agreement shall have the meaning set forth in Section 9(c).
Collateral Summary shall have the meaning set forth in Section 9(a).
Control Agreement shall mean the Collateral Account Control Agreement dated December 28, 2012, executed by Lender, as Pledgor, and BONYM, as Securities Intermediary, as amended.

Credit Documents shall have the meaning set forth in Section 11(a).
Dollar and $ mean the lawful currency of the United States of America.
Eligible Securities shall mean the securities held by BONYM as “Collateral” in the “Account” (as those terms are defined in the Control Agreement) and the categories of which are described on Schedule 1 attached thereto, as the same shall be amended upon the mutual agreement of Borrower and Lender.
E-SIGN means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
Event of Default shall have the meaning set forth in Section 12.
Facility Amount shall mean Eighty Million Dollars ($80,000,000.00).
Federal Funds Effective Rate means, for any day, the greater of (a) zero and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding New York Banking Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a New York Banking Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by the Lender in its sole discretion.
FOCUS Report shall mean each Financial and Operational Combined Uniform Single (FOCUS) Report (Securities and Exchange Commission form X-17A-5).
New York Banking Day means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.
Note shall mean the Amended and Restated Revolving Credit Note dated the date hereof, executed by Borrower and payable to the order of Lender in the principal amount of up to $80,000,000.00, in the form attached hereto and incorporated by reference as Exhibit A.
Pledged Securities shall mean, collectively, at any time, Eligible Securities described in any Collateral Summary(ies) or in which a security interest is otherwise granted to Lender under any provision of the Collateral Pledge Agreement.
Prime Rate means a rate per annum equal to the prime rate announced by the Lender from time to time, changing as and when such rate changes. The prime rate is not necessarily the lowest rate charged to any customer. Notwithstanding anything herein to the contrary, if the Prime Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
Regulatory Capital shall mean “Net Capital” as calculated by Borrower, and set forth on line 10 of the “Computation of Net Capital” section of Part II of each monthly FOCUS Report of Borrower.
Termination Date shall mean the earlier of December 8, 2023, or the date on which this Agreement is terminated pursuant to Section 12.

UETA means the Uniform Electronic Transactions Act as in effect in the State of Minnesota, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
2.Credit Facility. Borrower may request Advances and unless an Event of Default has occurred and is continuing, Lender shall make the Advances so requested, from time to time during the period from the date hereof until the Termination Date. Interest shall accrue on each Advance as described in Section 6 below. Lender will refuse to make any requested Advance to Borrower that would cause the aggregate principal amount of: (a) the Advances outstanding hereunder to exceed the Facility Amount; or (b) the Advances outstanding hereunder to exceed the limits set forth the Borrowing Base; provided that in no instance shall the principal amount of the Advances exceed the amount permitted under any applicable law, regulation, rule or direction of any applicable regulatory authority. Borrower may, upon five (5) Banking Days’ prior written notice to Lender, terminate the credit facility hereunder at any time, or reduce the Facility Amount from time to time; provided, however, that at no time shall the Facility Amount be reduced to an amount less than the aggregate principal balance of all outstanding Advances, and any such termination or reduction shall be permanent and Borrower shall have no right to thereafter reinstate or increase, as the case may be, the credit facility hereunder or the Facility Amount
3.Procedures for Advances. The following provisions shall govern certain aspects of any Advance that Borrower may request under this Agreement:
(a)Requests for Advances. Borrower may request an Advance by written notice or by telephonic, facsimile or electronic notice. All requests for Advances shall be directed to the individuals designated for such purpose by Lender from time to time. Each request by Borrower for an Advance shall be accompanied by further documents or information as required by Lender, including but not limited to, documents that evidence that the applicable Pledged Securities have been assigned or transferred to Borrower and that Borrower is the current owner of such Pledged Securities, and that such Pledged Securities have been delivered to Lender, or are in the possession of or registered in the name of The Depository Trust Company or other clearing corporation or a custodian bank or nominee thereof (including BONYM).
(b)Authorized Persons. Upon request, Borrower shall provide Lender with the names, titles and signatures of all individuals designated by Borrower to request Advances under this Agreement Borrower shall immediately notify Lender if any designated individuals of Borrower are no longer employed by Borrower, or are no longer authorized to request Advances under this Agreement; and if any new and/or additional individuals are designated by Borrower to request Advances under this Agreement.
(c)Disbursements. Lender shall disburse the amount of each Advance by crediting the amount of that Advance to deposit account no. 150250032516 maintained by Borrower at Lender or by the transfer of immediately available funds, or otherwise, all as instructed by Borrower in its request for the Advance.
4.The Note. Borrower’s obligation to repay all Advances shall be evidenced by the Note which shall be duly executed by Borrower and delivered to Lender.
5.Payment of Principal and Prepayments. The unpaid principal balance of the Note shall be due and payable in full on the Termination Date. Borrower may prepay all or any part of the Note at any time, without premium or penalty, but any voluntary prepayment must include interest on the amount prepaid.
6.Interest.

(a)Borrower shall pay interest to Lender on the aggregate unpaid principal amounts of each Advance from time to time outstanding at an annual rate equal to the Applicable Margin plus the Federal Funds Effective Rate. The amount of interest accrued on the Note in each month shall be payable on the first Banking Day of the next month and also on the Termination Date. After the Termination Date or during the continuance of an Event of Default, Borrower shall pay interest to Lender on the aggregate, unpaid principal amount of all Advances from time to time outstanding at an annual rate equal to Two Percent (2%) over the applicable interest rate(s). Borrower agrees to pay to Lender as additional interest hereunder, upon demand, the amount of any increased cost or reduced rate of return applicable to the Advances resulting from change or change in application to Lender of any law, rule, regulation or direction of any regulatory agency, including without limitation tax, duty, reserve (including, without limitation, any such item imposed by the Board of Governors of the Federal Reserve System) or similar requirement imposed on Lender, its assets or any deposits or credit extended by or to Lender.
(b)Notwithstanding anything to the contrary in this Agreement or any other Credit Document, if the Lender determines (which determination shall be conclusive absent manifest error) that
(i)deposits of a type and maturity appropriate to match fund Advances are not available to the Lender in the relevant market; or
(ii)the interest rate applicable to Advances is not ascertainable or available or does not adequately and fairly reflect the cost of making or maintaining Advances, then the Lender shall suspend the availability of Advances and require any affected Advances to be repaid or converted to Advances priced at the Base Rate.
7.Commitment Fee. From and including the date of this Agreement to but excluding the Termination Date, Borrower shall pay a nonrefundable commitment fee as described in Exhibit C attached hereto.
8.Payments. All payments under the Note shall be made in immediately available funds, by debiting a deposit account of Borrower at Lender, by wire transfer or otherwise. All payments by Borrower and all proceeds of any Pledged Securities that are foreclosed on by Lender shall be applied first to costs of collection, next to any other amounts owed under Section 13 below, next to accrued interest on the Note and finally to the principal balance of the Note. If any payment of principal of or interest on the Note, or any amount payable under Section 13 below, becomes due and payable on a day which is not a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall in such case be included in computing interest in connection with such payment.
9.Security.
(a)Upon any request for an Advance, Borrower will simultaneously deliver to Lender a summary of the Pledged Securities in form and substance satisfactory to Lender (a “Collateral Summary”), which shall identify the Pledged Securities, shall include the values of such Pledged Securities (as initially determined by Borrower), and which shall be sufficient to enable Lender to objectively determine the identity of the Pledged Securities. The total value of the Pledged Securities as summarized shall be such that the aggregate principal amount of the Advances, before and after giving effect to the requested Advance, shall not exceed the Borrowing Base. By requesting an Advance, Borrower shall be deemed to represent and covenant that the summarized Pledged Securities are held by Borrower, free and clear of any lien, claim or encumbrance other than any security interest in favor of Lender.

(b)Borrower agrees that in all instances the total value of the Pledged Securities will be sufficient to support the outstanding Advances. If a change in market conditions or the status of an issuer reduces the total value of any Pledged Securities below the level necessary to collateralize the Advances, Borrower shall immediately either (i) pledge additional Pledged Securities (acceptable to Lender in its sole discretion) sufficient to restore the total value of the Pledged Securities to a level such that the Borrowing Base equals or exceeds the aggregate amount of outstanding Advances, or (ii) pay the Advances to the extent required to reduce the aggregate amount of outstanding Advances to an amount not in excess of the Borrowing Base.
(c)The security interests granted by Borrower to Lender and Borrower’s duties with respect thereto are set forth in more detail in the Amended and Restated Collateral Pledge Agreement dated as of the date hereof (the “Collateral Pledge Agreement”).
10.Minimum Regulatory Capital. Borrower shall at all times have Regulatory Capital of at least $120,000,000 and shall have fifteen (15) days from the date of receipt of any FOCUS Report which indicates that there is a violation of this covenant to cure such violation; provided however no cure period shall exist if any such violation is the direct result of a decrease in total ownership equity (as reflected in Part II, line 30 of the “Statement of Financial Condition Liabilities and Equity” section of any such FOCUS Report); and provided further, that Borrower shall not be required to maintain said minimum Regulatory Capital requirement on any day if and to the extent Borrower’s securities underwriting commitments cause Borrower to have Regulatory Capital of less than said minimum Regulatory Capital requirement on or as of such day, so long as the total number of such days when Regulatory Capital is less than said minimum Regulatory Capital requirement does not exceed twenty (20) cumulative days in any single fiscal year of Borrower.
11.Conditions Precedent to Advances. In addition to requirements for the making of any Advance set forth elsewhere in this Agreement, and without limiting the discretion of Lender to make or refuse to make any Advance, Lender shall not make any Advance hereunder unless and until Lender has received all of the following, in form and substance satisfactory to Lender:
(a)this Agreement, the Note, the Collateral Pledge Agreement, and the Control Agreement (collectively, the “Credit Documents”), all properly executed;
(b)the following organizational information of Borrower: (i) a copy of the resolutions adopted by the board of directors of Borrower, authorizing the execution, delivery and performance of the Credit Documents and certified by the Secretary of Borrower; (ii) copies of the Certificate of Incorporation and By-Laws of Borrower, certified by its Secretary as being true and correct copies thereof; (iii) a certificate signed by the Secretary of Borrower as to the incumbency and signature of the person or persons authorized to execute and deliver the Credit Documents and all other documents referred to in this Agreement and make requests for advances hereunder; and (iv) a certificate of good standing issued by the Delaware Secretary of State;
(c)an opinion of counsel from Faegre Baker Daniels LLP, counsel for Borrower;
(d)payment to Lender of the Work Fee as described in Exhibit C attached hereto; and
(e)such other documents and information as reasonably requested by Lender.
12.Events of Default; Remedies. The occurrence of any one of the following shall constitute a default (each an “Event of Default”) by Borrower under this Agreement: (a) if Borrower shall fail to pay any (i) principal amount of any Advance, when due and payable, or declared due and payable, or (ii) interest on any Advance within five (5) days after the date on which such payment of interest shall become due and payable, or declared due and payable; (b) if Borrower shall fail to pledge additional Pledged Securities as required under Section 9(b) above; (c) if Borrower shall default in the performance or observance of any other of its obligations under this Agreement or any of the other Credit Documents, and such default shall remain uncured for a period of fifteen (15) days after notice from Lender; (d) if any representation, warranty, statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Lender is not true and correct in any material respect when made or deemed made; (e) If Borrower shall (i) become insolvent, (ii) not be paying its debts generally as such debts become due, (iii) make an assignment for the benefit of creditors or cause or suffer any of their respective assets to come within the possession of any receiver, trustee or custodian, (iv) have a petition filed by or against Borrower under the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation, (v) have any of its assets attached, seized or levied upon, or (vi) otherwise become the subject of any insolvency or creditor enforcement proceedings, provided however, that any involuntary petition or other proceeding against Borrower shall not be an Event of Default unless an order for relief is entered or such proceeding remains undismissed for at least sixty (60) days; (f) if Borrower or Piper Sandler Companies (“PSC”) shall default in the payment, when due, whether by acceleration or otherwise, of any indebtedness of Borrower or PSC in excess of $1,000,000, and such default is declared and is not cured within the time, if any, specified therefore in any agreement governing the same, or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness of Borrower or PSC; (g) if one or more judgments or decrees shall be entered against Borrower involving, individually, or in the aggregate, a liability of $1,000,000 or more and such judgments or decrees shall not have been satisfied, vacated, discharged or stayed pending appeal within thirty (30) days after the entry thereof; or (h) if this Agreement, the Note, or any other Credit Documents executed by Borrower at any time after their respective execution and delivery, shall cease to be in full force and effect, shall be declared null and void, shall be revoked or terminated or shall be subject to any contest by Borrower as to their validity and/or enforceability, for any reason, or if Borrower shall for any reason deny any further liability to Lender hereunder and thereunder. Upon the occurrence and during the continuance of any Event of Default, Borrower may not request any Advance under this Agreement, Lender may then forthwith cease making Advances to or for the benefit of Borrower under this Agreement without any notice to Borrower, and Lender may terminate this Agreement; provided that this Agreement shall automatically terminate, and all amounts Borrower owes Lender hereunder and under the Note shall become due, without any notice should an order for relief be entered with respect to Borrower under the United States Bankruptcy Code. Upon an Event of Default, with notice by Lender to or demand by Lender of Borrower, Lender may declare all Advances to be immediately due and payable. Lender, in its sole discretion, upon the occurrence of and during the continuance of an Event of Default may exercise one or more of the rights and remedies accruing to Lender under this Agreement or the other Credit Documents, and/or applicable law upon default by Borrower, including, without limitation, the right to set off and/or reduce to cash and apply to the payment of any of Borrower’s obligations, any monies, reserves, deposits, certificates of deposit, deposit accounts and interest and dividends thereon, securities, investment property, cash and other property in the possession of or under the control of Lender or any of Lender’s affiliates.
13.Fees and Expenses. Borrower agrees, whether or not any Advance is made under this Agreement, to pay Lender upon demand for (a) all out-of-pocket costs and expenses and all reasonable attorneys’ fees incurred by Lender in connection with the preparation, documentation, negotiation and/or execution of this Agreement and the other Credit Documents, (b) all recording, filing and search fees and expenses incurred by Lender in connection with this Agreement and the other Credit Documents, (c) all out-of-pocket costs and expenses and all reasonable attorneys’ fees incurred by Lender in connection with (i) the preparation, documentation, negotiation and execution of any amendment, modification, extension, renewal or restatement of this Agreement and/or any other Credit Document, and (ii) the preparation of any waiver or consent under this Agreement and/or under any other Credit Document, and (d) if an Event of Default occurs, all out-of-pocket costs and expenses and all reasonable attorneys’ fees incurred by Lender in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. Borrower’s obligations under this Section 13 shall survive the Termination Date.
14.Reporting Requirements and Inspections. Until the Termination Date and thereafter until the Note and all other obligations of Borrower under this Agreement are paid in full, in addition to the Collateral Summaries and other information described in Section 8 above, Borrower will provide to Lender: (a) at Lender’s request, an updated, detailed list of the Pledged Securities; (b) within ten (10) days after filing, copies of all monthly FOCUS Reports of Borrower; (c) within ninety (90) days after the end of its fiscal year, audited financial statements of Borrower, its parent and their subsidiaries which shall include, but not be limited to, a balance sheet, income and expense statement and statement of retained earnings; and (d) from time to time such other information and reports as Lender may reasonably request. Borrower shall, at all times, maintain accurate books and records covering all collateral subject to the Collateral Pledge Agreement, and Lender shall have the right by or through any of its representatives, attorneys or accountants to audit those books and records, upon reasonable notice to Borrower.
15.Miscellaneous. The following provisions shall also be applicable to Borrower’s obligations to Lender under this Agreement and the Note:
(a)Amendments; Waivers. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on Lender’s part to exercise, and no delay in Lender’s exercising, any right under this Agreement, the Note, the Collateral Pledge Agreement or any other Credit Document shall operate as a waiver thereof; nor shall any single or any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.
(b)Governing Law; Binding Effect. This Agreement shall be deemed to be made under and shall be governed by and construed in accordance with the internal law, and not the law of conflicts, of the State of Minnesota. This Agreement shall be binding on Borrower, its representatives, successors and assigns, and shall inure to the benefit of, and be enforceable by, Lender, its successors, transferees and assigns. Notwithstanding the foregoing, Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations or duties under this Agreement without the prior written consent of Lender.
(c)Lender Records. Lender shall maintain records as to advances and payments made, and interest accrued on, the Note, and said records shall be presumed accurate until the contrary shall have been established.
(d)Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.
(e)Regulations T and U. Borrower is subject to the provisions of Regulation T promulgated by the Board of Governors of the Federal Reserve System and does not extend or maintain credit to or for customers except in accordance with the provisions of such Regulation T. Borrower is an “exempted borrower” as defined by Regulation U. Upon request, Borrower shall provide to Bank a Certificate confirming that Borrower is in compliance with the provisions of Regulation T and U.

(f)Compliance With Other Regulations: Borrower shall at all times comply with all present and future laws, rules and regulations applicable to it in the operation of its business, including but not limited to (i) all rules and regulations of the Securities and Exchange Commission, the National Association of Securities Dealers, the Securities Investor Protection Corporation and any self-regulatory organization of which Borrower is a member and (ii) Anti-Corruption Laws and applicable Sanctions. Borrower shall deliver to Bank, immediately upon its receipt or transmission thereof, any notices to or from any such organization that Borrower is in violation of any applicable net capital rule, including but not limited to Rule 15c3-1 of the Securities and Exchange Commission.
(g)Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, e-mail, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify. Each such notice, request or other communication shall be effective (a) if given by telecopier, when such telecopier is transmitted to the telecopier number specified in this Section and the appropriate answerback is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section.
(h)Entire Agreement. The Credit Documents embody the entire agreement and understanding between Lender and Borrower with respect to the subject matter hereof, and supersede all prior agreements and understandings relating to the subject matter hereof (including the Original Agreement).
(i)Amendment and Restatement of Original Agreement. This Agreement amends, restates and replaces the Original Agreement in its entirety.
(j)Document Imaging; Telecopy and PDF Signatures; Electronic Signatures. Without notice to or consent of the Borrower, the Lender may create electronic images of any Credit Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against the Borrower and any other parties thereto. The Lender may convert any Credit Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in the Lender’s possession constituting an “authoritative copy” under UETA. If the Lender agrees, in its sole discretion, to accept delivery by telecopy or PDF of an executed counterpart of a signature page of any Credit Document or other document required to be delivered under the Credit Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Lender agrees, in its sole discretion, to accept any electronic signatures of any Credit Document or other document required to be delivered under the Credit Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. The Lender may rely on any such electronic signatures without further inquiry.
16.Termination. Unless terminated sooner by Lender pursuant to Section 12 above, this Agreement will terminate on the Termination Date.
17.Consent to Jurisdiction; Waiver of Jury Trial. BORROWER HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MINNESOTA STATE COURT SITTING IN THE COUNTY OF HENNEPIN, OR ANY

UNITED STATES OF AMERICA COURT SITTING IN THE DISTRICT OF MINNESOTA, AS LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED CREDIT DOCUMENT, (b) AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (c) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (d) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (e) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED CREDIT DOCUMENTS.
18.Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.
(a)The Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower has implemented and maintain in effect for itself and its Subsidiaries policies and procedures to ensure compliance by the Borrower, its Subsidiaries, and their respective officers, employees, directors, and agents with Anti-Corruption Laws and applicable Sanctions. None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any directors, officer, employee, agent, or affiliate of the Borrower or any of its Subsidiaries is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (i) the target of any Sanctions or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).
(b)The Borrower shall, and shall cause each of its Subsidiaries to, comply with all requirements of law of any Governmental Authority having jurisdiction over it or its business, including, without limitation, all Anti-Corruption Laws and applicable Sanctions, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect. Borrower will not use or allow any tenants or subtenants to use, or permit any Subsidiary to use or allow any tenants or subtenants to use, its Property for any business activity that violates any federal or state law or that supports a business that violates any federal or state law.
(c)Borrower will not request any Advance, and the Borrower will not use, and the Borrower will ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. Borrower will not, directly or indirectly, use the proceeds of Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any person participating in the Advances, whether as underwriter, advisor, investor, or otherwise).

(d)Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Lender to identify the Borrower in accordance with the PATRIOT Act.
For purposes of this Agreement:
“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and any other anti-corruption law applicable to the Borrower and its Subsidiaries.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, institution, entity, party or Governmental Authority.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.
“Subsidiary” means any Person as to which the Borrower owns, directly or indirectly, at least 50% of the outstanding shares of capital stock or other interests having ordinary voting power for the election of directors, officers, managers, trustees or other controlling Persons or an equivalent controlling interest in Lender’s judgment.
19.Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
20.Beneficial Ownership Certification. On or promptly after any time at which the Borrower becomes subject to the Beneficial Ownership Regulation, the Borrower shall provide a completed Beneficial Ownership Certification in form and substance acceptable to the Lender. The Borrower will give prompt notice to the Lender of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be duly executed by their duly authorized officers as of the date first written hereinabove.
[SIGNATURES ON FOLLOWING PAGE]

SIGNATURE PAGE-
AMENDED AND RESTATED LOAN AGREEMENT

Borrower:
PIPER SANDLER & CO.
By: /s/ Kasi V. Subramanian
Name: Kasi V. Subramanian
Its: Treasurer
By: /s/ Timothy L. Carter
Name: Timothy L. Carter
Its: Chief Financial Officer
800 Nicollet Mall (J09S04)
Minneapolis, Minnesota 55402
Attention: Treasury
(612) 303-1316 (FA)()
firmfund@pjc.com (e-mail)

Lender:
U.S. BANK NATIONAL ASSOCIATION
By: /s/ Chris Doering
Name: Chris Doering
Its: SVP
One US Bank Plaza (Mail Code SL-MO-T12B)
St. Louis, Missouri 63101
Attention: Securities Industry and Investment Management Division
(314) 418-2618 (FAX)
heath.williams@usbank.com (e-mail)

CONFORMED THROUGH TENTH AMENDMENT
Exhibit A
(Form of Note)
AMENDED AND RESTATED REVOLVING CREDIT NOTE
$80,000,000.00    December 28, 2012
FOR THE VALUE RECEIVED, the undersigned, PIPER SANDLER & CO., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay, to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”), on the Termination Date (as defined in the Amended and Restated Loan Agreement between Lender and Borrower dated of even date herewith, as the same may from time to time be amended (the “Loan Agreement”; all capitalized terms not otherwise defined shall have the meanings ascribed to them in the Loan Agreement), the principal amount of Eighty Million Dollars ($80,000,000.00) or, if less, the aggregate unpaid principal amount of all Advances made by Lender to Borrower and evidenced by this Amended and Restated Revolving Credit Note (this “Note”), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms of this Note and the Loan Agreement.
Borrower further promises to pay to the order of Lender interest on the principal amount from time to time outstanding under this Note at the applicable interest rate(s) and at the times described in the Loan Agreement. In addition, if Borrower fails to make any payment of interest on this Note within five (5) days when due, Borrower promises to pay to the order of Lender on demand a late fee in an amount equal to Five Percent (5%) of each late payment. All payments received by Lender shall be applied first to the payment of billed and unpaid late fees and the costs and expenses hereinafter described, next to billed and unpaid interest hereon, and the remainder to principal. Interest shall be computed for actual days elapsed on the basis of a 365/366 day year.
This Note shall evidence all Advances made by Lender to Borrower under the Loan Agreement, reference to which is made for certain terms and provisions which affect this Note. Lender may record the date and amount of all loans and all payments of principal and interest hereunder in the records it maintains with respect thereto. The books and records of Lender hereof showing the account between Lender hereof and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.
All required payments shall be made in immediately available funds in lawful money of the United States of America at the office of Lender situated at One US Bank Plaza, 7th Street & Washington Avenue, St. Louis, Missouri 63101, or at such other place as the holder may designate in writing. The acceptance by Lender of any principal or interest due after the date it is due as described above shall not be held to establish a custom or waive any rights of Lender to enforce prompt payment of any other principal or interest payments or otherwise.
Borrower has the right to prepay this Note in whole or in part at any time without penalty or premium.
Borrower agrees to pay to Lender, upon demand by Lender, all reasonable costs, charges and expenses (including, without limitation the reasonable fees and expenses of any attorney retained by Lender) incurred by Lender in connection with (a) the collection or enforcement of Borrower’s liabilities and obligations under this Note, and/or (b) any litigation, contest, dispute or other proceeding (whether instituted by Lender, Borrower or any other person or entity) in any way relating to Borrower’s liabilities and obligations hereunder. Borrower’s obligations, as aforesaid, shall survive payment of this Note.

Presentment, demand for payment, protest and notice of dishonor and of protest are hereby severally waived by all parties hereto, whether as maker, endorser or guarantor to Lender.
In addition to and not in limitation of all rights of offset that Lender or any other holder of this Note may have under applicable law, Lender or such other holder of this Note shall, have the right to appropriate and apply to the payment of this Note any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with Lender or other holder.
This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.
This Note amends, restates and replaces the Revolving Credit Note (Broker-Dealer VRDN Facility) dated September 30, 2008, and is not a novation thereof.

Borrower:
PIPER SANDLER & CO.
By:
Name:
Its:
By:
Name:
Its:
2

Exhibit B
(Borrowing Base)
See Exhibit B to the Sixth Amendment.

Exhibit C
(Pricing and Fees)
Applicable Margin shall have the meaning set forth in the letter agreement dated December 9, 2022, executed by Lender and Borrower (the “Pricing Letter”).
Commitment Fee shall have the meaning set forth in the Pricing Letter.
Work Fee shall have the meaning set forth in the Pricing Letter.

        US BANK LETTERHEAD
December 9, 2022
Piper Sandler & Co.
800 Nicollet Mall, J09SO4
Minneapolis, Minnesota 55402
Attention: Timothy L. Carter, Chief Financial Officer and Kasi V. Subramanian, Treasurer
Re:    Amended and Restated Loan Agreement dated as of December 28, 2012, executed by U.S. Bank National Association (“Lender”) and Piper Sandler & Co. (“Borrower”), as amended by the First Amendment to Amended and Restated Loan Agreement dated as of December 28, 2013, the Second Amendment to Amended and Restated Loan Agreement dated as of December 19, 2014, the Third Amendment to Amended and Restated Loan Agreement dated as of December 18, 2015, the Fourth Amendment to Amended and Restated Loan Agreement dated as of December 17, 2016, the Fifth Amendment to Amended and Restated Loan Agreement dated as of December 16, 2017, the Sixth Amendment to Amended and Restated Loan Agreement dated as of December 14, 2018, the Seventh Amendment to Amended and Restated Loan Agreement dated as of December 13, 2019, the Eighth Amendment to Amended and Restated Loan Agreement dated as of December 11, 2020, the Ninth Amendment to Amended and Restated Loan Agreement dated as of December 10, 2021 and the Tenth Amendment to Amended and Restated Loan Agreement dated as of December 9, 2022 (as amended, the “Agreement”; all capitalized terms used and not otherwise defined in this letter agreement shall have the respective meanings ascribed to them in the Agreement)
Dear Tim and Kasi:
This letter agreement (this “Pricing Letter”) is the Pricing Letter, as defined in the Agreement (and amends, restates and replaces the Pricing Letter dated December 10, 2021). The following terms are defined and incorporated into the Agreement by reference:
Applicable Margin shall mean (a) with respect to Advances priced at the Federal Funds Effective Rate, 1.0% and (b) with respect to Advances priced at the Base Rate, 0.0%.
Commitment Fee. From and including the date of this Pricing Letter to but excluding the Termination Date, Borrower shall pay a nonrefundable commitment fee on the unused portion of the Facility Amount (determined by subtracting the outstanding principal amount of all Advances from the Facility Amount) at an annual rate of 0.20%. The commitment fee shall be (a) calculated on a daily basis, (b) payable quarterly in arrears on the first day of each calendar quarter prior to the Termination Date and on the Termination Date and (c) calculated on an actual day, 360-day year basis.
Work Fee. Borrower shall pay Lender, in conjunction with the Tenth Amendment to the Agreement, dated as of December 9, 2022 (the “Tenth Amendment”), a work fee in the amount of $100,000.
The payment of the fees set forth above is a condition precedent to the effectiveness of the Tenth Amendment. You agree that, once paid, the fees or any part thereof payable hereunder and under the Agreement shall be fully earned on the date hereof and shall not be refundable under any circumstances. All fees payable hereunder and under the Agreement shall be paid in immediately available funds and shall be in addition to reimbursement of the Lender’s out-of-pocket expenses in accordance with the terms of the Agreement.

Piper Sandler & Co.
December 9, 2022

The Borrower’s obligation to pay the foregoing fees will not be subject to counterclaim or setoff for or be otherwise affected by any claim or dispute the undersigned may have against the Lender. It is understood and agreed that this Pricing Letter shall not constitute or give rise to any obligation to provide any financing; such an obligation will arise only to the extent provided in the Agreement. This Pricing Letter may not be amended or waived except by an instrument in writing signed by the Lender and you. This Pricing Letter shall be governed by, and construed in accordance with, the laws of the State of Minnesota. This Pricing Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Pricing Letter by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Piper Sandler & Co.
December 9, 2022

Please indicate your acceptance of this Pricing Letter by signing in the space indicated below and returning a copy of this letter to the undersigned.
Very Truly Yours,
U.S. BANK NATIONAL ASSOCIATION
By: /s/ Chris Doering
Name: Chris Doering
Title: SVP

Piper Sandler & Co.
December 9, 2022

Accepted and agreed to by Borrower as of December 9, 2022:
PIPER SANDLER & CO.
By: /s/ Kasi V. Subramanian
Name: Kasi V. Subramanian
Title: Treasurer
By: /s/ Timothy L. Carter
Name: Timothy L. Carter
Title: Chief Financial Officer